Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

   The Board of Directors

Willow Financial Bancorp, Inc.:

We consent to the use of our report dated September 28, 2007, except as to notes 2 and 26 as to which the date is May 2, 2008, with respect to the consolidated balance sheets of Willow Financial Bancorp, Inc, and subsidiary (the Company) as of June 30, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2007 and our report dated September 28, 2007, except for the third and fourth paragraphs of Management Report of Effectiveness of Internal Control over Financial Reporting (As Restated), as to which the date is May 2, 2008, with respect to the effectiveness of internal control over financial reporting as of June 30, 2007, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

The audit report covering the June 30, 2007, consolidated financial statements contains an explanatory paragraph that states that the Company has restated its consolidated financial statements as of June 30, 2007 and 2006, and for the two years then ended.

Our report dated September 28, 2007, except for the third and fourth paragraphs of Management Report of Effectiveness of Internal Control over Financial Reporting (As Restated), as to which the date is May 2, 2008, on the effectiveness of internal control over financial reporting as of June 30, 2007, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of June 30, 2007 because of the effect of three material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses have been identified in the areas of review and analysis of financial statement account reconciliations, application of accounting resources to the evaluation of significant financial reporting matters, and documentation and review of journal entries.

KPMG LLP

Philadelphia, Pennsylvania

June 27, 2008